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                                 EXHIBIT 25(a)

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM T-1


                           Statement of Eligibility
                     Under the Trust Indenture Act of 1939
                     of a Corporation Designated to Act as
                                    Trustee


                     Check if an Application to Determine
                 Eligibility of a Trustee Pursuant to Section
                           305(b)(2) _______________


                         HARRIS TRUST AND SAVINGS BANK
                               (Name of Trustee)

          Illinois                                         36-1194448
  (State of incorporation)                              (I.R.S. employer
                                                       identification No.)


                111 West Monroe Street, Chicago, Illinois 60603
                   (Address of principal executive offices)


               Daryl L. Pomykala, Harris Trust and Savings Bank,
                            111 West Monroe Street
                            Chicago, Illinois 60603
                                 312-461-7458
          (Name, address and telephone number for agent for service)


                         WEST TEXAS UTILITIES COMPANY
                               (Name of obligor)

            TEXAS                                          75-0646790
  (State of incorporation)                               (I.R.S.employer
                                                       identification No.)

                                  301 Cypress
                             Abilene, Texas 79604
                   (Address of principal executive offices)

                             First Mortgage Bonds
                        (Title of indenture securities)



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1.    GENERAL INFORMATION.  Furnish the following information as to the
      Trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

                  Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System,Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

                  Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

            The Obligor is not an affiliate of the Trustee.

3. thru 15.

            NO RESPONSE NECESSARY

16.   LIST OF EXHIBITS.

      1. A copy of the articles of association of the Trustee is now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

            A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

      2.    A copy of the existing by-laws of the Trustee.

            A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Hillenbrand Industries, Inc., File No. 33-44086, and is incorporated herein by reference.

      3.    The consents of the Trustee required by Section 321(b) of the Act.

            (included as Exhibit A on page 2 of this statement)


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      4.    A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

            (included as Exhibit B on page 3 of this statement)

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 2nd day of June, 1995.


HARRIS TRUST AND SAVINGS BANK


By:__________________________
      Daryl L. Pomykala
      Trust Officer




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EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


HARRIS TRUST AND SAVINGS BANK


By:__________________________
      Daryl L. Pomykala
      Trust Officer



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EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of December 31, 1994, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                                 [HARRIS LOGO]
                         Harris Trust and Savings Bank
                            111 West Monroe Street
                           Chicago, Illinois  60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on December 31, 1994, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                        Bank's Transit Number 71000288

                                                                      THOUSANDS
                            ASSETS                                   OF DOLLARS
Cash and balances due from depository institutions:
     Non-interest bearing balances and currency and coin .....       $1,226,753
     Interest bearing balances ...............................         $732,083
Securities: ..................................................
a.  Held-to-maturity securities                                        $718,072
b.  Available-for-sale securities                                    $1,795,896
Federal funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBF's:
     Federal funds sold ......................................         $374,200
     Securities purchased under agreements to resell .........           $9,831
Loans and lease financing receivables:
     Loans and leases, net of unearned income ................ $6,371,039
     LESS:  Allowance for loan and lease losses ..............    $90,492

     Loans and leases, net of unearned income,
     allowance, and reserve (item 4.a minus 4.b) ............        $6,280,547
Assets held in trading accounts .............................          $169,830
Premises and fixed assets (including capitalized leases).....          $136,703
Other real estate owned .....................................            $1,780
Investments in unconsolidated subsidiaries and
  associated companies ......................................               $37
Customer's liability to this bank on acceptances
  outstanding ...............................................           $69,447
Intangible assets ...........................................           $24,851
Other assets ................................................          $403,300

TOTAL ASSETS                                                        $11,944,330


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
                            LIABILITIES
Deposits:
     In domestic offices .....................................       $4,529,148
         Non-interest bearing ................................ $2,659,945
         Interest bearing .................................... $1,869,203
     In foreign offices, Edge and Agreement subsidiaries,
       and IBF's .............................................       $2,486,418
         Non-interest bearing ................................    $31,903
         Interest bearing .................................... $2,454,515

Federal funds purchased and securities sold under
  agreements to repurchase in domestic offices of the
  bank and of its Edge and Agreement subsidiaries, and
  in IBF's:
     Federal funds purchased .................................       $1,179,441
     Securities sold under agreements to repurchase ..........       $1,643,381
Trading Liabilities                                                    $149,363
Other borrowed money: ........................................
a.  With original maturity of one year or less                         $667,231
b.  With original maturity of more than one year                        $14,268
Bank's liability on acceptances executed and
  outstanding Subordinated notes and debentures ..............         $235,000
Other liabilities ............................................         $240,902

TOTAL LIABILITIES                                                   $11,214,599


                              EQUITY CAPITAL
Common Stock .................................................         $100,000
Surplus ......................................................         $275,000
a.  Undivided profits and capital reserves ...................         $375,032
b.  Net unrealized holding gains (losses) on
    available-for-sale securities                                      $(20,301)

TOTAL EQUITY CAPITAL                                                   $729,731

Total liabilities, limited-life preferred stock,
  and equity capital .........................................      $11,944,330


     I, Paul Skubic, Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                     PAUL SKUBIC
                                       1/27/95



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     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

     DONALD S. HUNT,
     RICHARD E. TERRY,
     JAMES J. GLASSER,
                                                                    Directors.